Exhibit 99.2
Electric Vehicle Manufacturer Lucid Group Gearing Up for First International Plant in Saudi Arabia After Signing Agreements with Multiple Agencies

•Lucid announces long-term plan to bring advanced automotive manufacturing to Saudi Arabia to address global demand.
•Lucid estimates that the location of Lucid’s first international manufacturing plant in Saudi Arabia may result in up to $3.4 billion of value to Lucid over 15 years.
•New international manufacturing plant targets 150,000 vehicles per year at the King Abdullah Economic City will leverage U.S. engineering, R&D, and manufacturing expertise in assembling new models for global markets and complement Lucid’s flagship manufacturing site in Arizona, USA.
•Manufacturing facility to bring several thousand high-skilled jobs to Saudi Arabia, creating diverse job opportunities and supporting skills development for the region.
NEWARK, Calif. and RIYADH, Saudi Arabia – February 28, 2022 – Lucid Group, Inc. (NASDAQ: LCID), setting new standards with the longest range, fastest charging electric car on the market, today announced the signing of agreements with the Ministry of Investment of Saudi Arabia (“MISA”), the Saudi Industrial Development Fund (“SIDF”), and the Economic City at King Abdullah Economic City (“KAEC”), as it lays the groundwork for a full production factory in Saudi Arabia. The agreements are expected to accelerate Saudi Arabia’s strategic goal to transform and diversify its economy through the development of sustainable energy and transportation. Lucid estimates that the location of Lucid’s first international manufacturing plant in the Kingdom of Saudi Arabia may result in up to $3.4 billion of value to Lucid over 15 years, and the facility will enable Lucid to address growing demand for Lucid’s products.
“Lucid aspires to be a catalyst for change wherever we go, so it makes perfect sense that we are bringing electric vehicles to one of the world’s biggest oil producing nations. Establishing a global manufacturing footprint is a practical, natural step and enables us to grow our brand, scale our business, and address worldwide and untapped market demand on an entirely new level, while also taking action to address climate change through inspiring sustainable transportation,” said Peter Rawlinson, CEO and CTO, Lucid Group. “Our strong relationships with the Public Investment Fund and our partners at MISA, KAEC, and SIDF also give us unique insight into the demand for luxury cars and SUVs in Saudi Arabia and beyond, and we are thrilled to introduce the world’s most advanced electric vehicles to more global markets.”
Lucid reviewed multiple opportunities before selecting KAEC in Saudi Arabia as the optimal location and opportunity for its first international manufacturing facility. The new manufacturing hub will be fully owned by Lucid and enable the company to meet growing international demand for luxury electric vehicles. Lucid also expects to benefit from the availability of competitively-priced commodities and energy and a newly emerging domestic supply chain, and a factory location that facilitates global logistics. The company further expects to be able to access financing to build and equip the manufacturing facility and to train automotive workers.
Lucid plans to establish operations at KAEC for re-assembly of Lucid Air vehicle “kits” that are pre-manufactured at the company’s U.S. AMP-1 Manufacturing Facility in Casa Grande, Arizona, and, over time, for production of complete vehicles. At its peak, the company expects to manufacture up to 150,000 vehicles per year at the KAEC facility. Construction of the plant is expected to start in the first half of 2022. Vehicles in the initial phase will be slated for the market in Saudi Arabia, but Lucid plans to export finished vehicles to other global markets, including exclusive models designed to appeal to Lucid’s discerning customers in the region and beyond. Lucid’s AMP-1 in Arizona will continue to serve as the company’s central manufacturing hub, with the Lucid Production System and other manufacturing technologies refined in the United States before deployment at other factory sites. Lucid has already commenced the second phase of construction at AMP-1 to add 2.85 million square feet of space, with plans to further expand to an annual production capacity of 365,000 vehicles in Arizona. The company expects that its production capacity in Arizona and Saudi Arabia will exceed 500,000 vehicles per year in aggregate when each facility reaches its target capacity.

Lucid anticipates that Saudi Arabia’s efforts to foster an automotive ecosystem through its Saudi Vision 2030 should yield cost savings for Lucid as well as environmental benefits, with reduced transportation of product to the customer. The project should also enable opportunities for Saudi Arabia to diversify and transition from fossil fuels to sustainable energy and transportation. Lucid expects to employ several thousand people at its KAEC facility once full production capacity is established, the majority of which are expected to be Saudi Arabian citizens. Lucid has established an internship program with the PIF to provide educational opportunities and training for Saudi Arabian citizens at Lucid’s facilities in California and Arizona to develop talent for operations in Saudi Arabia. The company, in addition, will build and run dedicated training centers in KAEC to support skills development for the workforce.
PIF has been partnering with leading innovators globally such as Lucid, which demonstrates PIF’s commitment to shape the economies of the future and drive the economic transformation of Saudi Arabia in line with Saudi Vision 2030.
“Today, we take a major step towards Saudi Arabia’s goal of diversifying its economy by creating a new manufacturing hub to spearhead the future of mobility for the Middle East region. Attracting a global leader in electric vehicles such as Lucid to open its first international manufacturing plant in Saudi Arabia reflects our commitment to creating long-term economic value in a sustainable, enduring, and globally integrated way. This project demonstrates the confidence investors have in Saudi Arabia’s competitiveness, its ability to create opportunity and serve global demand for a highly complex product such as electric vehicles,” said His Excellency Khalid Al-Falih, Minister of Investment of Saudi Arabia.”
“Establishing Lucid’s new manufacturing hub in the Kingdom of Saudi Arabia is aligned with our national priority of diversifying the economy, and more specifically in growing and diversifying the industrial sector as part of the Kingdom’s Vision 2030 and The National Industrial Development & Logistics Program,” said His Excellency Bandar Alkhorayef, Saudi Arabia’s Minister of Industry and Mineral Resources and Chairman of SIDF. “We are proud to partner with Lucid to enable this new industry in Saudi Arabia, which is one of the future’s most complex and technology-dependent industries, and a major contributor to the supply chain development of other related industries that intersect with auto manufacturing.” His Excellency added “We look forward to working with Lucid and other leading companies as we continue to build out our global competitiveness, relying on Saudi Arabia’s many qualitative advantages, starting with its proven human resources, its industrial capabilities and its quality digital and physical infrastructure, to its advantageous geographical location in the region.”
“Lucid Group’s landmark decision to establish its first international plant in KAEC marks a significant milestone in our journey to become a leading-edge city with a world-class manufacturing and logistics hub,” said Cyril Piaia, CEO of Emaar, The Economic City, the master developer of KAEC. “We are proud that KAEC will serve as a global launchpad for new sustainable mobility innovations such as electric vehicles, furthering its standing as a vision-ready platform that supports Saudi Vision 2030 objectives.
“The U.S. government welcomes Saudi Arabia’s effort to diversify its economy and fight climate change,” said U.S. Chargé d’Affaires Martina Strong, the head of the U.S. Mission to the Kingdom of Saudi Arabia. “This announcement shows it can do both, through partnership and engagement with innovative American companies.”
About Lucid Group
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design that features luxurious full-size interior space in a mid-size exterior footprint. Underpinned by race-proven battery technology and proprietary powertrains developed entirely in-house, Lucid Air was named the 2022 MotorTrend Car of the Year®. The Lucid Air Dream Edition features an official EPA estimated 520 miles of range or 1,111 horsepower. Customer deliveries of Lucid Air, which is produced at Lucid’s new factory in Casa Grande, Arizona, are underway.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Lucid’s plans, strategies, and expectations regarding its future manufacturing capabilities and facilities in both Saudi Arabia and Arizona; expected value to Lucid relating to manufacturing in Saudi Arabia; Lucid’s expectations regarding availability of commodities and energy and supply chain; the estimated economic value relating to Lucid’s selection of KSA for its manufacturing site; environmental benefits; timing of construction; future production capacity; availability of financing; and consumer demand. Forward-looking statements inherently involve risks and uncertainties that could cause results to differ materially. Such risks and uncertainties include those identified in the section titled “Risk Factors” in Lucid’s annual and quarterly reports filed with the Securities and Exchange Commission. Lucid undertakes no obligation to update forward-looking statements for revisions or changes after the date of this release, except as required by law.
Media Contact
media@lucidmotors.com
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